Exhibit 99.2

Republic Services® to Acquire US Ecology, a Leading Environmental Solutions Company

Expands geographic footprint of Republic Services' environmental solutions business

Vertically integrated capabilities with a complete set of products and services

Expected to be immediately accretive with $40 million of cost synergies

Platform for accelerated growth including cross-selling opportunities and tuck-in acquisitions

US ECOLOGY– A LEADING ENVIRONMENTAL SOLUTIONS COMPANY

$968M
LTM Revenue[1]

80%+
Revenue with Consistent Demand Profile

$156M
LTM EBITDA[1]

12,000+
Customers

3,600+
Employees

#1
Hazardous Waste Landfill Operator by Volume

VALUE CREATING TRANSACTION HIGHLIGHTS

$2.2B
Enterprise Value

$48
Per Share

$40M
Cost Synergies Expected to be Realized Over 3 Years

Immediately accretive to adjusted earnings and free cash flow

Combined company adjusted free cash flow conversion is expected to be at least 47% by 2024

Cross-selling opportunities in customer base

Expected to close by end of Q2 2022

DIFFICULT TO REPLICATE US ECOLOGY INFRASTRUCTURE

9
Specialty Waste Landfills, including 5 Hazardous Waste Landfills

16
Treatment, Storage, and Disposal Facilities (TSDFs)

7
Wastewater Treatment Facilities

80+
Service Facilities, including Treatment and Recycling Centers

COMBINED COMPANY ENVIRONMENTAL SOLUTIONS REVENUE


5%
Energy Waste
40%
Recycling, Treatment & Disposal
$1.4B
Combined Revenue
55%
Field Services

EXPANDED NATIONAL ENVIRONMENTAL SOLUTIONS PLATFORM


US Ecology Facilities
RSG Environmental Solutions Facilities
RSG Recycling and Solid Waste Footprint

Positions Republic Services to better serve customers with a complete range of products and services

(1) Represents US Ecology's revenue and adjusted EBITDA for the twelve-month period ended September 30, 2021, as previously disclosed by US Ecology.